Exhibit 10.4

THIS WARRANT, AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE REOFFERED OR SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO
(1) REGISTRATION UNDER SUCH ACT OR LAWS OR (2) AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THIS WARRANT AND THE SHARES OF STOCK ISSUABLE UPON CONVERSION HEREOF, ARE ALSO SUBJECT TO SECTION 3.2 OF A BRIDGE LOAN AGREEMENT DATED DECEMBER ____, 2001 AMONG MEDTRONIC INTERNATIONAL, LTD., RESTORAGEN, INC. AND VARIOUS OTHER LENDERS NAMED THEREIN.

                                    WARRANT

                     To Purchase Shares of Common Stock of

                                RESTORAGEN, INC.

                              December ____, 2001


     Restoragen, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that _________________________, a ____________
corporation, or its registered assigns (the "Holder") is entitled, subject to the terms set forth below, upon exercise of this Warrant to purchase from the Company such number of shares of Common Stock, $0.01 par value, of the Company ("Common Stock") specified in Section 2(c) below at the exercise price per share specified in Section 2(b) below (as adjusted pursuant to the terms of this Warrant). The shares issuable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares."

     This Warrant is further subject to the following provisions, terms and conditions:

     1. Term. This Warrant may be exercised by the Holder, in whole or in part, at any time before the close of business on the date six (6) years after the date hereof.

     2. Calculation of Warrant Shares and Exercise Price.

     (a) Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

     "Bridge Loan Agreement" means that certain Bridge Loan Agreement dated December __, 2001 among the Company, Medtronic International, Ltd., and other lenders named therein.

     "Excluded Issuances" means (i) the issuance or sale of shares of Common Stock or Preferred Stock upon the exercise of currently outstanding options or warrants, or (ii) the grant of options, and the issuance of Common Stock upon the exercise thereof, to Company employees or consultants pursuant to a stock option or equity incentive plan approved by a majority of the Company's Board of Directors.

     "Loan" means the bridge loan made by the Holder to the Company pursuant to the Bridge Loan Agreement.

     "Qualified Additional Financing" means the receipt by the Company, subsequent to issuance of this Warrant, in one or more transactions or agreements, of aggregate gross proceeds of at least Seventeen Million Dollars ($17,000,000) from (i) the sale of the Company's equity securities to unrelated third parties (other than Excluded Issuances) and/or (ii) Qualified Collaborative Financing; provided that at least Seven Million Five Hundred Thousand Dollars ($7,500,000) of such aggregate amount shall be from sales of equity securities to unrelated third parties. For purposes of this definition, a third party shall be "unrelated" if neither such third party nor any affiliate of such third party has entered into, or in connection with such purchase of Company equity securities would enter into, any joint venture, development, distribution, licensing, supply or similar agreement with the Company or any Company subsidiary.

     "Qualified Collaborative Financing" means (i) funding received by the Company from collaborative partners to be used by the Company for development to be performed by the Company on projects included within the Company's current (as of the date of this Warrant) business plan, and (ii) funding received by the Company from collaborative partners for development to be performed by the Company on projects outside of the Company's current (as of the date of this Warrant) business plan, to the extent use of such funding is not restricted to such additional development and such funding is in excess of the estimated cost to the Company of performing such additional development during the first twelve months after receipt of such funding. "Qualified Collaborative Financing" excludes loans for facility construction.

     "Qualified Initial Public Offering" means the closing of a firmly underwritten sale of Common Stock by the Company which is registered under the Securities Act of 1933, resulting in gross proceeds to the Company of at least $50,000,000 and the Common Stock being listed on the New York Stock Exchange or the American Stock Exchange or being quoted on the Nasdaq Stock Market.

     (b) Exercise Price. The per share warrant exercise price (the "Exercise Price") shall equal the lower of (i) $9.00 (adjusted to reflect any stock splits, stock dividends or combinations occurring with respect to the Common Stock after the date hereof), or (ii) the lowest per common equivalent share price at which the Company issues or sells (or is deemed to issue or sell pursuant to Section 5(e) below) equity (other than Excluded Issuances) after the date of this Warrant through and including the later of a Qualified Additional Financing or a Qualified Initial Public Offering (adjusted to reflect any stock splits, stock dividends or combinations occurring after the date of such sale of equity).

     (c) Number of Warrant Shares. The number of shares which may be purchased upon exercise of this Warrant shall equal a percentage of the quotient of (i) $[____________], divided by (ii) the Exercise Price, which percentage shall initially equal 50% and, commencing with the 90th day after the date hereof, shall increase by an additional 10% for each additional 30-day period in which the Loan remains outstanding and not converted, up to a maximum percentage of 100%. For example, if the Qualified Additional Financing is not completed until between 150 and 179 days after the Loan, then the percentage shall be 80%.

     3. Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part (but not as to any fraction of a share of Common Stock), by surrendering this Warrant, with the Exercise Form attached hereto as Exhibit A filled in and duly executed by such Holder or by such Holder's duly authorized attorney, to the Company at its principal office accompanied by payment of the aggregate exercise price therefore (equal to the Exercise Price multiplied by the number of shares as to which the Warrant is being exercised). The Exercise Price may be paid in the form of a check or wire transfer of immediately available funds.

     4. Effective Date of Exercise. Each exercise of this Warrant shall be deemed effective as of the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3 above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates. Within 10 days after the exercise of this Warrant in full or in part, the Company will, at its expense, cause to be issued in the name of and delivered to the Holder or such other person as the Holder may (upon payment by such Holder of any applicable transfer taxes) direct: (i) a certificate or certificates for the number of full Warrant Shares to which such Holder is entitled upon such exercise, and (ii) unless this Warrant has expired, a new Warrant or Warrants (dated the date hereof and in form identical hereto) representing the right to purchase the remaining number of shares of Common Stock, if any, with respect to which this Warrant has not then been exercised.

     5. Protection Against Dilution.

     (a) Adjustment for Stock Splits, Dividends and Combinations. If the Company, at any time after the date of this Warrant or the date of an equity sale upon which the Exercise Price is based, subdivides, declares a dividend payable in, or combines the outstanding shares of Common Stock then (i) the number of shares of Common Stock for which this Warrant may be exercised as of immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately decreased, in the case of combination, or increased, in the case of subdivision or dividend payable in Common Stock, and (ii) the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock.

     (b) Adjustment for Other Dividends and Distributions. If the Company, at any time after the date of this Warrant or the date of an equity sale upon which the Exercise Price is based, distributes to holders of Common Stock any assets (excluding cash dividends during any fiscal year in an aggregate amount not exceeding 20% of the Company's income from continuing operations in the immediately preceding fiscal year) or debt securities or any rights or warrants to purchase debt securities, assets or other securities (including Common Stock), the Exercise Price shall be adjusted in accordance with the formula:

                             E1 = E x [(O x M) - F]
                                  -----------------
                                        O x M

                  where:

                    E1 = the adjusted Exercise Price.

                    E  = the Exercise Price prior to adjustment pursuant
                         to this subsection.

                    M  = the fair market value per share of Common
                         Stock before the record date mentioned
                         below, as determined in good faith by the Company's Board of Directors with the advice of the Company's investment banker.

                    O  = the number of shares of Common Stock outstanding
                         on the record date mentioned below.

                    F  = the fair market value on the record date
                         of the aggregate of all assets, securities, rights or warrants distributed, as determined in good faith by the Company's Board of Directors with the advice of the Company's investment banker.

     The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution.

     (c) Adjustment for Reorganizations, Mergers, Etc. If any capital reorganization or reclassification of the capital stock of the Company, or share exchange, combination, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, share exchange, combination, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon exercise of this Warrant, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company into which this Warrant could be exercisable, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the maximum number of shares of such stock issuable upon exercise of this Warrant, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such share exchange, combination, consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such share exchange, combination, consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder, at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets that, in accordance with the foregoing provisions, such Holder may thereafter be entitled to receive upon exercise of this Warrant.

     (d) Successive Adjustments and Notice. The above provisions of this
Section 5 shall similarly apply to successive stock splits, combinations, dividends, reorganizations, reclassifications, consolidations, mergers or sales. Notice of such event and of such adjustment to the Exercise Price resulting from such proposed event, shall be mailed to the Holder not less than fifteen (15) days prior to such event.

     (e) Issuance of Options or Warrants. If the Company in any manner issues or sells any options or warrants to subscribe for or to purchase Common Stock (such options or warrants being herein called "Options") (other than Excluded Issuances), the Company shall be deemed to have issued the shares of Common Stock issuable upon the exercise of such Option.

     6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company unless and until exercised pursuant to the provisions hereof.

     7. Exercise or Transfer of Warrant or Resale of Common Stock. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising this Warrant, or transferring this Warrant, in whole or in part, or transferring any shares of Common Stock issued upon the exercise hereof, of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Such notice shall include an opinion of counsel reasonably satisfactory to the Company that (i) the proposed exercise or transfer may be effected without registration or qualification under the Securities Act of 1933, as amended (the "Act"), and any applicable state securities or blue sky laws, or (ii) the proposed exercise or transfer has been registered under such laws. Upon delivering such notice, such Holder shall be entitled to exercise or transfer this Warrant or such Warrant Shares, all in accordance with the terms of the notice delivered by such Holder to the Company; provided, that an appropriate legend may be endorsed on the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company to prevent further transfer that would be in violation of Section 5 of the Act and applicable state securities or blue sky laws.

     If in the opinion of counsel to the Company or other counsel reasonably acceptable to the Company the proposed exercise, transfer or disposition of this Warrant or the Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration of this Warrant or the Warrant Shares, the Company shall promptly give written notice thereof to the Holder within 10 days after the Company receives such notice, and such holder will limit its activities in respect to such as, in the opinion of such counsel, is permitted by law.

     Further, notwithstanding anything above to the contrary, except for a transfer to an affiliate of Holder, a non-profit organization associated with the Holder, or a successor to substantially all of the Holder's business and assets to which this Warrant relates, this Warrant may not be transferred without the Company's written consent, which shall not be unreasonably withheld.

     8. Covenants of the Company. The Company covenants and agrees that all shares that may be issued upon exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times have authorized, and reserved for the purpose of issuance upon exercise hereof, a sufficient number of shares of its Common Stock to provide for the exercise of this Warrant.

     9. Certain Notices. The Holder shall be entitled to receive from the Company immediately upon declaration thereof and at least 20 days prior to the record date for determination of shareholders entitled thereto or to vote thereon (or, if no record date is set, prior to the event), written notice of any event that could require an adjustment pursuant to Section 5 hereof or of the dissolution or liquidation of the Company. All notices under this Warrant shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Holder, to:

     -----------------------------------
     -----------------------------------
     -----------------------------------
     Attention:
               -------------------------
     Fax:
         -------------------------------

with a copy to:

     -----------------------------------
     -----------------------------------
     -----------------------------------
     Attention:
               -------------------------
     Fax:
         -------------------------------
if to the Company to:

     Restoragen, Inc.
     4130 N.W. 37th Street
     Lincoln, NE  68524-1637
     Attention: Chief Financial Officer
     Fax: (402) 470-2345

with a copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, NY  10017
     Attention: Lucy Fato, Esq.
     Fax: (212) 450-3596

     Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

     10. Registration Rights. The Holder of this Warrant and the Warrant Shares is entitled to the rights and benefits of all of the terms, provisions and conditions of Article 8 of the Bridge Loan Agreement. Notwithstanding the foregoing or any provisions of such Article 8 to the contrary, the Holder agrees not to sell or transfer any Warrant Shares for at least thirty-two (32) days after exercise of this Warrant which resulted in the issuance of such Warrant Shares.

     11. Applicable Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its authorized officer and dated as of the date stated above.


                                               RESTORAGEN, INC.


                                               By:
                                                  ------------------------------
                                                  Its:
                                                      --------------------------

                                                                      Exhibit A


NOTICE OF EXERCISE OF WARRANT --         To Be Executed by the Registered Holder
                                         in Order to Exercise the Warrant


     The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase, for cash pursuant to Section 2 thereof, ________________ shares of Common Stock issuable upon the exercise of such Warrant. The undersigned requests that certificates for such shares be issued in the name of __________________________________. If this Warrant is not fully exercised, the undersigned requests that a new Warrant to purchase the balance of shares remaining purchasable hereunder be issued in the name of ______________________.



Date:  ___________, 20__            ____________________________________________
                                    [name of registered Holder]


                                    ____________________________________________
                                    [signature]


                                    ____________________________________________
                                    [street address]


                                    ____________________________________________
                                    [city, state, zip]


                                    ____________________________________________
                                    [tax identification number]